Exhibit 99.1

INOVALON REPORTS FIRST QUARTER 2016 RESULTS

First Quarter 2016 Financial Highlights and Other Information

•    First quarter revenue of $102.7 million

•    First quarter Adjusted EBITDA of $18.5 million

•    First quarter Non-GAAP net income of $7.5 million, resulting in Non-GAAP diluted net income of $0.05 per share

•    $100 million share repurchase program announced

BOWIE, MD. – May 4, 2016 – Inovalon (Nasdaq: INOV), a leading technology company providing advanced cloud-based data analytics and data-driven intervention platforms to the healthcare industry, today announced financial results for the first quarter of 2016.

“The results of the first quarter are reflective of the continued positive execution against our long-term strategic plan. We achieved strong revenue results, above our internal plan, and continued to drive our investments in people, technology, product rollouts, our combination with Avalere, and sales and marketing,” said Keith Dunleavy, M.D., Inovalon’s chief executive officer and chairman of the board.  “Our vision regarding an increasingly value-oriented and data-driven healthcare ecosystem remains clear as we see demand for our innovative solutions continuing to build, further complemented by the progress we are seeing within significant opportunities that we are pursuing in the pharma, life sciences and post-acute care provider markets.”

First Quarter 2016 Results

•    Revenue for the first quarter of 2016 was $102.7 million, an increase of approximately $9.0 million, or 10%, compared with $93.6 million for the first quarter of 2015.

•    Cost of revenue for the first quarter of 2016 was $41.9 million, or 41% of revenue, compared with 34% of revenue for the first quarter of 2015.

•    Income from operations for the first quarter of 2016 was $3.3 million, compared with $25.3 million for the first quarter of 2015.

•    Adjusted EBITDA was $18.5 million for the first quarter of 2016, compared with $32.0 million for the first quarter of 2015. Adjusted EBITDA margin was 18.1% in the first quarter of 2016, compared with 34.2% for the first quarter of 2015.

•    Non-GAAP net income for the first quarter of 2016 was $7.5 million, resulting in Non-GAAP diluted net income per share of $0.05, compared with $15.1 million and $0.11 per share, respectively, for the first quarter of 2015.

Inovalon Holdings, Inc.

Q1 2016 Earnings Release

May 4, 2016

“We are pleased to have achieved revenue for the quarter which exceeded our internal plan while delivering profitability in accordance with our expectations.  Our investments in growth, including product development, connectivity initiatives and expansion of our sales and marketing capabilities, as well as intervention mix, resulted in a higher expense structure as compared with the prior year period, but in-line with our internal projections.  The Company’s expectations for the full year financial results remain unchanged and in line with our previously conveyed continuing evolution in seasonality,” said Thomas Kloster, chief financial officer of Inovalon.

Adjusted EBITDA, Adjusted EBITDA margin and Non-GAAP net income are non-GAAP measures. The non-GAAP measures are described and reconciled to the most directly comparable GAAP measures at the end of this release.

Key Highlights

•    Strong Demand for Interconnectivity Solutions: During the quarter the Company significantly expanded its interconnectivity capabilities as well as the number of clinical facilities and associated providers with which Inovalon’s platforms were connected. This is being achieved through the continued development and implementation of cloud-based connectivity (interoperating with several national EHR platforms) and direct-connect interoperations with many large hospital systems and provider groups. Altogether, as of the end of Q1, Inovalon has achieved a connectivity capability with approximately 20% of the U.S. provider base, a number that is expected to continue to expand. This connectivity provides Inovalon a greater speed, timeliness, and efficiency when seeking to access and deliver relevant healthcare data and analyses on behalf of its clients. These connections are being shown to deliver greater yields in quality score improvement and financial performance improvement efforts. As such, demand is rising for Inovalon to undertake prioritized connection initiatives on behalf of clients to accelerate the benefits being seen by such clients.

•    Progression on Pharma, Life Sciences and Post-Acute Care Provider Initiatives: Following the acquisition and integration of Avalere Health, Inc., the Company has constructed an integrated “stack” of capabilities consisting of the combination of Avalere’s industry-leading subject matter expertise and Inovalon’s technology and data platforms. The proprietary combination is being offered in a way that provides what is believed to be a unique set of capabilities: providing unmatched scale across capabilities critical to gaining insight and advantage in the transition from volume to value occurring in pharma, life sciences, and provider segments of the healthcare ecosystem. As a testament to the success of these efforts, during the first quarter the Company announced a multi-year agreement with Kindred Healthcare, Inc. which leverages this newly combined stack of capabilities. Kindred is the largest provider of Post-Acute Care services in the U.S., the fastest growing segment of healthcare in the United States.  In addition to the Company’s provider-focused initiatives, Inovalon’s pharma and life sciences efforts have also been progressing strongly during the quarter.

•    Data Diagnostics™, Industry-first Real-time Analytics at the Point of Care, in Collaboration with Quest Diagnostics: Also during the quarter, the Company saw strong progression in the technology and business development around the Data

Inovalon Holdings, Inc.

Q1 2016 Earnings Release

May 4, 2016

Diagnostics™ platform, an industry-first solution that enables clinicians to request patient-specific analyses on demand at the point of care within their existing workflow to receive results within seconds. Data Diagnostics™ analyses are designed to deliver patient-specific analyses that support the achievement of value-based care initiatives, quality improvement, cost reduction, risk score accuracy, and a host of additional goals during a patient encounter. More than 50 separate Data Diagnostics™ analyses are now available, with response times typically in the two to three seconds range, with nearly 600 EHR platforms now able to support the ordering capability in real time. A national business development initiative was launched by Quest Diagnostics during the quarter, with more than 1,500 Quest personnel involved with either sales or in-market support of the initiative.

•    Share Repurchase Program Initiated: Today the Company is announcing that the Board of Directors has authorized a program to repurchase up to $100 million of shares of Inovalon’s Class A Common Stock during the remaining months of 2016.  This authorization comes after the review of multiple factors, including the Company’s significant liquidity and cash position, the strong cash flow characteristics of our business model and the ongoing evaluation and consideration of a robust pipeline of potential acquisition opportunities. Repurchases under the Company’s share repurchase program will be made in open-market or privately negotiated transactions in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended, subject to market conditions, applicable legal requirements, and other relevant factors. The share repurchase program does not obligate the Company to acquire any particular amount of Class A Common Stock.

Other Financial Data and Key Metrics

The following constitute other financial and key metrics which are presented quarterly. Please see the Company’s filings with the Securities and Exchange Commission (SEC) for further detail.

•    Growth of Datasets: At March 31, 2016, the MORE2 Registry® dataset contained more than 132 million unique patient counts and 11.3 billion medical event counts, increases of 9% and 17%, respectively, compared with March 31, 2015.

•    Investment in Innovation: For the quarter ended March 31, 2016, Inovalon’s ongoing investment supporting innovations in advanced, cloud-based data analytics and data-driven intervention platforms was $11.6 million, or 11% of revenue, compared to $10.0 million, or 11% of revenue, in the quarter ended March, 31, 2015.

•    Analytical Process Count Growth: Inovalon’s trailing 12-month Patient Analytical Month (PAM) count, which the Company believes is indicative of the Company’s overall level of analytical activity, grew to more than 22.1 billion as of March 31, 2016, an increase of 24% as compared with March 31, 2015.

Inovalon Holdings, Inc.

Q1 2016 Earnings Release

May 4, 2016

2016 Financial Guidance

Inovalon is affirming the full-year 2016 guidance originally issued by the Company on February 25, 2016.  As previously conveyed, full year guidance for 2016 is summarized as follows:

•                 Revenue is expected to be between $510 million and $520 million

•                 Adjusted EBITDA is expected to be between $182 million and $188 million

•                 Non-GAAP net income is expected to be between $88 million and $92 million

•                 Non-GAAP diluted net income per share is expected to be between $0.57 and $0.60

While implementation of the share repurchase program or changes in the stock price could change the fully diluted share count, under the treasury stock method, the Company is assuming 152.8 million shares for the full year 2016.

Shares Outstanding

As of April 30, 2016, the Company had 66,905,308 million shares of Class A common stock outstanding and 85,437,106 million shares of Class B common stock outstanding.

Conference Call

Inovalon will host a conference call to discuss its first quarter 2016 results at 5:00 pm Eastern Standard Time today. To participate in Inovalon’s conference call, please dial (855) 783-2604, conference ID 91276675; international callers should dial (631) 485-4882 using the same conference ID. A replay will be available on Inovalon’s investor relations website (http://investors.inovalon.com).

About Inovalon

Inovalon is a leading technology company that combines advanced, cloud-based data analytics, and data-driven intervention platforms, to achieve meaningful insight and impact in clinical and quality outcomes, utilization, and financial performance across the healthcare landscape. Inovalon’s unique achievement of value is delivered through the effective progression of Turning Data into Insight, and Insight into Action®. Large proprietary datasets, advanced integration technologies, sophisticated predictive analytics, data-driven intervention platforms, and deep subject matter expertise deliver a seamless, end-to-end capability that brings the benefits of big data and large-scale analytics to the point of care. Driven by data, Inovalon uniquely identifies gaps in care, quality, data integrity, and financial performance – while bringing to bear the unique capabilities to resolve them. Providing technology that supports hundreds of healthcare organizations in 98.2% of U.S. counties and Puerto Rico, Inovalon’s cloud-based analytical and data-driven intervention platforms are informed by data pertaining to more than 793,000 physicians, 277,000 clinical facilities, and more than 132 million Americans. Through these capabilities, and those of its subsidiary Avalere Health, Inc., which offers data-driven advisory services and business intelligence to more than 200 pharmaceutical and life sciences enterprises, Inovalon is able to drive high-value impact, improving quality and economics for health plans, ACOs, hospitals, physicians, consumers and pharma/life-sciences researchers. For more information, visit www.inovalon.com.

Inovalon Holdings, Inc.

Q1 2016 Earnings Release

May 4, 2016

Forward Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of, and are intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including but not limited to statements regarding the continuing roll-out of Data Diagnostics™, the timing, performance characteristics and utility of Data Diagnostics™, and the impact of Data Diagnostics™ on the healthcare industry, future results of operations and financial position, business strategy and plans, market growth, and objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, strategies and business plans, expectations regarding future results, plans to repurchase shares of Class A Common Stock, and earning’s guidance for the full-year 2016. Inovalon has based these forward-looking statements largely on current expectations and projections about future events and trends that may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this press release not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements.

These risks, uncertainties, and assumptions include, among others: the Company’s ability to continue and manage growth; ability to grow the client base, retain and renew the existing client base and maintain or increase the fees and activity with existing clients; the effect of the concentration of revenue among top clients; the ability to innovate new services and adapt platforms and toolsets; the ability to successfully implement growth strategies, including the ability to expand into adjacent verticals, such as direct to consumer, growing channel partnerships, expanding internationally and successfully pursuing acquisitions; the ability to successfully integrate our acquisitions and the ability of the acquired business to perform as expected; the successful implementation and adoption of new platforms and solutions, including Data Diagnostics™; the impact of pending M&A activity in the managed care industry, including potential positive or negative impact on existing contracts or the demand for new contracts; the effects of and costs associated with compliance with regulations applicable to the Company, including regulations relating to data protection and data privacy; the ability to protect the privacy of clients’ data and prevent security breaches; the effect of competition on the business; and the efficacy of the Company’s platforms and toolsets. Additional information is also set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016, included under the heading Item 1A, “Risk Factors.” The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this press release or conform these statements to actual results or revised expectations, except as required by law.

Inovalon Holdings, Inc.

Q1 2016 Earnings Release

May 4, 2016

Use of Non-GAAP Financial Measures

In the Company’s earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, there may be use or discussion of non-GAAP financial measures. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.

Inovalon Holdings, Inc.

Q1 2016 Earnings Release

May 4, 2016

Inovalon Holdings, Inc.

Consolidated Statements of  Income

(unaudited)

	Three Months Ended
	March 31,

(In thousands, except per-share amounts)	2016	2015

Revenue	$102,657	$93,633

Expenses:
Cost of revenue(1)	41,923	31,851
Sales and marketing(1)	6,559	1,850
Research and development(1)	5,932	5,411
General and administrative(1)	36,552	24,258
Depreciation and amortization	8,394	4,915
Total operating expenses	99,360	68,285
Income from operations	3,297	25,348
Other income and (expenses):
Realized losses on short-term investments	(4)	–
Gain on disposal of equipment	534	–
Interest income	1,442	8
Interest expense	(1,259)	(1,103)
Income before taxes	4,010	24,253
Provision for income taxes	1,645	10,494
Net income	$2,365	$13,759

Net income attributable to common stockholders, basic and diluted	$2,356	$13,759
Net income per share attributable to common stockholders, basic and diluted:
Basic net income per share	$0.02	$0.10
Diluted net income per share	$0.02	$0.10

Weighted average shares of common stock outstanding:
Basic	151,282	135,331
Diluted	152,355	138,902
__________
(1) Includes stock-based compensation expense as follows:
Cost of revenue	$119	$28
Sales and marketing	154	15
Research and development	242	362
General and administrative	1,577	1,367
Total stock-based compensation expense	$2,092	$1,772

Inovalon Holdings, Inc.

Q1 2016 Earnings Release

May 4, 2016

Inovalon Holdings, Inc.

Consolidated Balance Sheets

(In thousands)	March 31, 2016	December 31, 2015
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$126,885	$114,034
Short-term investments	611,598	614,130
Accounts receivable, net	73,177	81,305
Prepaid expenses and other current assets	21,217	16,162
Income tax receivable	17,251	18,377
Total current assets	850,128	844,008
Non-current assets:
Property, equipment and capitalized software, net	65,278	65,031
Goodwill	137,733	137,733
Intangible assets, net	60,028	61,855
Other assets	3,940	4,250
Total assets	$1,117,107	$1,112,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,716	$21,136
Accrued compensation	10,281	13,538
Other current liabilities	14,168	11,444
Deferred revenue	7,044	5,507
Deferred rent	843	797
Credit facilities	18,750	15,000
Capital lease obligation	109	109
Total current liabilities	68,911	67,531
Non-current liabilities:
Credit facilities, less current portion	258,750	266,250
Capital lease obligation, less current portion	309	296
Deferred rent	2,251	2,446
Deferred income taxes	36,275	37,198
Total liabilities	366,496	373,721
Stockholders’ equity:
Class A common stock	—	—
Class B common stock	1	1
Additional paid-in-capital	499,899	493,197
Retained earnings	249,905	247,540
Other comprehensive income (loss)	806	(1,582)
Total stockholders’ equity	750,611	739,156
Total liabilities and stockholders’ equity	$1,117,107	$1,112,877

Inovalon Holdings, Inc.

Q1 2016 Earnings Release

May 4, 2016

Inovalon Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended March 31,
(In thousands)	2016	2015

Cash flows from operating activities:
Net income	$2,365	$13,759
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	2,092	1,772
Depreciation	6,567	4,373
Amortization of intangibles	1,827	542
Amortization of premiums on short-term investments	871	—
Realized losses on short-term investments	4	—
Tax payments for equity award issuances	88	—
Deferred income taxes	(1,252)	(493)
Excess tax benefits from stock-based compensation	(911)	—
Loss on disposal of long-lived assets	—	4
Gain on disposal of equipment	(534)	—
Changes in assets and liabilities:
Accounts receivable	8,128	(21,703)
Prepaid expenses and other current assets	(5,054)	277
Income taxes receivable	2,037	6,797
Other assets	78	(171)
Accounts payable	(2,194)	(1,685)
Accrued compensation	(3,877)	(6,368)
Other liabilities	2,676	655
Deferred rent	(149)	(109)
Deferred revenue	1,537	613
Income taxes payable	—	2,554
Net cash provided by operating activities	14,299	817

Cash flows from investing activities:
Purchases of short-term investments	(80,065)	—
Sales and maturities of short-term investments	84,671	—
Purchases of property and equipment	(4,053)	(1,338)
Investment in capitalized software	(2,790)	(5,158)
Net cash used in investing activities	(2,237)	(6,496)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of underwriters’ discount	—	362,082
Proceeds from issuance of treasury stock, net of underwriters’ discount	—	282,172
Payment of offering costs	—	(3,002)
Repayment of credit facility borrowings	(3,750)	(5,000)
Proceeds from exercise of stock options	3,841	—
Capital lease obligations paid	(31)	(26)
Tax payments for equity award issuances	(182)	—
Excess tax benefits from stock-based compensation	911	—
Net cash provided by financing activities	789	636,226
Increase in cash and cash equivalents	12,851	630,547
Cash and cash equivalents, beginning of period	114,034	162,567
Cash and cash equivalents, end of period	$126,885	$793,114

Inovalon Holdings, Inc.

Q1 2016 Earnings Release

May 4, 2016

Inovalon Holdings, Inc.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization

(unaudited)

Inovalon defines Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, realized losses on short-term investments, gain on disposal of equipment, interest expense, interest income, provision for income taxes, stock-based compensation, acquisition costs, tax on equity exercises, and other non-comparable items. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue.  A reconciliation of net income to Adjusted EBITDA follows:

	Three Months Ended March 31,
(In thousands, except percentages)	2016	2015

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$2,365	$13,759
Depreciation and amortization	8,394	4,915
Realized losses on short-term investments	4	—
Gain on disposal of equipment	(534)	—
Interest expense	1,259	1,103
Interest income	(1,442)	(8)
Provision for income taxes	1,645	10,494
EBITDA	11,691	30,263
Stock-based compensation	2,092	1,772
Acquisition costs:
Transaction costs	615	—
Contingent consideration	3,218	—
Tax on equity exercises	88	—
Other non-comparable items(1)	832	—
Adjusted EBITDA	$18,536	$32,035

Adjusted EBITDA margin	18.1%	34.2%

(1)     Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as workforce restructuring charges. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period over period and on going operating performance.

Inovalon Holdings, Inc.

Non-GAAP net income

(unaudited)

Inovalon defines Non-GAAP net income as net income adjusted to exclude tax-affected stock-based compensation expense, acquisition costs, amortization of acquired intangible assets, tax on equity exercises and other non-comparable items. A reconciliation of net income to Non-GAAP net income follows:

	Three Months Ended March 31,
(In thousands, except per share amounts)	2016	2015

Reconciliation of Net Income to Non-GAAP net income:
Net income	$2,365	$13,759
Stock-based compensation	2,092	1,772
Acquisition costs:
Transaction costs	615	—
Contingent consideration	3,218	—
Amortization of acquired intangible assets	1,827	542
Tax on equity exercises	88	—
Other non-comparable items(1)	832
Tax impact of add-back items	(3,557)	(1,001)
Non-GAAP net income	$7,480	$15,072

GAAP basic net income per share	$0.02	$0.10
GAAP diluted net income per share	$0.02	$0.10
Non-GAAP basic net income per share	$0.05	$0.11
Non-GAAP diluted net income per share	$0.05	$0.11

(1)     Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as workforce restructuring charges. Non-comparable items are excluded from Non-GAAP net income in order to more effectively assess the Company’s period over period and on going operating performance.

Inovalon Holdings, Inc.

Q1 2016 Earnings Release

May 4, 2016

Inovalon Holdings, Inc.

Key Metrics

(unaudited)

The Company believes the key metrics illustrated in the tables below are indicative of its overall level of analytical activity and its underlying growth in the business.

	As of March 31,
(In thousands)	2016	2015

MORE[2] Registry® dataset metrics:
Unique patient count(1)	132,361	121,918
Medical event count(2)	11,300,216	9,656,623
Trailing 12 month Patient Analytics Months (PAM)(3)	22,125,006	17,829,812

(1)     Unique patient count is defined as each unique, longitudinally matched, de-identified natural person represented in the MORE2 Registry® as of the end of the period presented.

(2)     Medical event count is defined as the total number of discrete medical events as of the end of the period presented (for example, a discrete medical event typically results from the presentation of a patient to a physician for the diagnosis of diabetes and congestive heart failure in a single visit, the presentation of a patient to an emergency department for chest pain, etc.).

(3)     Patient Analytics Months, or PAM, is defined as the sum of the analytical processes performed on each respective patient within patient populations covered by clients under contract. As used in the metric, an “analytical process” is a distinct set of data calculations undertaken by the Company which is initiated and completed by the Company’s analytical platform to examine a specific question such as whether a patient is believed to have a condition such as diabetes, or worsening of the disease, during a specific time period.

Inovalon Holdings, Inc.

Investment in Innovation

(unaudited)

The Company’s business model is based upon the ability to deliver value to clients through the combination of advanced, cloud-based data analytics and data driven intervention platforms focused on the achievement of meaningful and measureable improvements in clinical quality outcomes and financial performance in healthcare. The Company’s ability to deliver this value is dependent in part on the ability to continue to innovate, design new capabilities, and bring these capabilities to market in an enterprise scale. The Company’s continued ability to innovate the platform and bring differentiated capabilities to market is an important aspect of the Company’s business success. The Company’s investment in innovation includes costs for research and development, capitalized software development, and expenditures related to hardware and software platforms on which data analytics and data-driven interventions capabilities are deployed as summarized below.

	Three Months Ended March 31,
(In thousands, except percentages)	2016	2015

Investment in Innovation
Research and development(1)	$5,932	$5,411
Capitalized software development(2)	5,300	4,508
Research and development infrastructure investments(3)	379	100
Total investment in innovation	$11,611	$10,019
As a percentage of revenue
Research and development(1)	6%	6%
Capitalized software development(2)	5%	5%
Research and development infrastructure investments(3)	0%	0%
Total investment in innovation	11%	11%

(1)    Research and development primarily includes employee costs related to the development and enhancement of the Company’s service offerings.

(2)    Capitalized software development includes capitalized costs incurred to develop and enhance functionality for the Company’s data analytics and data-driven intervention platforms.

(3)    Research and development infrastructure investments include strategic expenditures related to hardware and software platforms under development or enhancement.

Inovalon Holdings, Inc.

Q1 2016 Earnings Release

May 4, 2016

Inovalon Holdings, Inc.

Forward-Looking Guidance Adjusted EBITDA

(Unaudited)

	Guidance Range
	Year Ending December 31, 2016
(In millions)	Low	High
Reconciliation of Forward-Looking Guidance Net Income to Adjusted EBITDA:
Net income	$71	$75
Depreciation and amortization	32	32
Interest expense	5	5
Interest income	(6)	(7)
Provision for income taxes (1)	58	61
EBITDA	160	166
Stock-based compensation	9	9
Acquisition costs:
Transaction costs	1	1
Contingent consideration	11	11
Tax on equity exercises	—	—
Other non-comparable items	1	1
Adjusted EBITDA	$182	$188

(1) A 43% tax rate is assumed in order to approximate the Company’s effective corporate tax rate.

Inovalon Holdings, Inc.

Forward-Looking Guidance Non-GAAP net income

(Unaudited)

	Guidance Range
	Year Ending December 31, 2016
(In millions, except per share amounts)	Low	High
Reconciliation of Forward-Looking Guidance Net Income to Non-GAAP net income:
Net income	$71	$75
Stock-based compensation	9	9
Acquisition costs:
Transaction costs	1	1
Contingent consideration	11	11
Amortization of acquired intangible assets	7	7
Tax on equity exercises	—	—
Other non-comparable items	1	1
Tax impact of add-back items (1)	(12)	(12)
Non-GAAP net income	$88	$92

GAAP diluted net income per share	$0.48	$0.50
Non-GAAP diluted net income per share	$0.57	$0.60

Weighted average shares of common stock outstanding - diluted	153	153

(1) A 43% tax rate is assumed in order to approximate the Company’s effective corporate tax rate.

Non-GAAP Financial Measures

Inovalon provides the measures Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP net income as additional information for evaluating the Company’s operating results. These

Inovalon Holdings, Inc.

Q1 2016 Earnings Release

May 4, 2016

measures are not prepared in accordance with, or as an alternative for, GAAP accounting and may be different from non-GAAP measures used by other companies.

Investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as stock-based compensation, as well as the impact of non-comparable items and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Inovalon’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. For example, one limitation of Adjusted EBITDA is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Inovalon compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures that are provided above.

These non-GAAP measures include financial information that is prepared in accordance with GAAP and presented in our consolidated financial statements and are used to evaluate our business, measure our performance, develop financial forecasts and make strategic decisions and as an important factor in determining variable compensation.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, realized losses on short-term investments, gain on disposal of equipment, interest expense, interest income, provision for income taxes, stock-based compensation, acquisition costs, tax on equity exercises, and other non-comparable items. A reconciliation of net income, which is the most directly comparable GAAP financial measure, to Adjusted EBITDA is provided above.

Adjusted EBITDA margin is the Company’s calculation of Adjusted EBITDA, divided by revenue calculated in accordance with GAAP.

The Company uses Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of performance to gain insight into operating effectiveness. The Company uses Adjusted EBITDA and Adjusted EBITDA margin as key metrics to assess its ability to increase revenues while controlling expense growth and the scalability of the Company’s business model. The Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA and Adjusted EBITDA margin provides management and investors a useful measure for period-to-period comparisons of the Company’s core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating the Company’s operating results. However, use of Adjusted

Inovalon Holdings, Inc.

Q1 2016 Earnings Release

May 4, 2016

EBITDA and Adjusted EBITDA margin as analytical tools has limitations, and investors and others should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Adjusted EBITDA and Adjusted EBITDA margin or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Non-GAAP net income

The Company defines Non-GAAP net income as net income calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs, amortization of acquired intangible assets, tax on equity exercises, and other non-comparable items.

The Company uses Non-GAAP net income as a supplemental measure of performance to gain insight into financial effectiveness. The Company uses Non-GAAP net income as a key metric to assess its ability to increase revenues while controlling expense growth and the scalability of its business model. The Company believes that the exclusion of the expenses eliminated in calculating Non-GAAP net income provides management and investors a useful measure for period to period comparisons of the Company’s core business and financial results by excluding items that are not comparable across reporting periods or that do not otherwise relate to its ongoing financial results. Accordingly, the Company believes that Non-GAAP net income provides useful information to investors and others in understanding and evaluating the Company’s performance. However, use of Non-GAAP net income as an analytical tool has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Non-GAAP net income or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Contacts:

Inovalon
Kim E. Collins (Investors)
Phone: 301-809-4000 x1473
kcollins@inovalon.com

Inovalon
George A. Price (Investors)
Phone: 301-809-4000 x1190
gprice@inovalon.com